UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 8, 2009

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-22149	76-0511037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Travis Tower 1301 Travis, Suite 2000 Houston, Texas		77002
(Address of principal executive offices)		(Zip Code)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition.

The information regarding the amount by which (i) the aggregate principal amount of the advances currently outstanding under the Credit Facility plus the aggregate existing letter of credit exposure exceeds (ii) the Company’s borrowing base and which is set forth in Item 2.04 is hereby incorporated by reference.

Item 2.04       Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 8, 2009, Union Bank of California, N.A. (“UBOC”), the administrative agent under the Company’s Fourth Amended and Restated Credit Agreement, as amended (the “Credit Facility”), notified the Company that the lenders under the Credit Facility had completed their redetermination of the Company’s borrowing base (the “Borrowing Base Redetermination”), lowering it from $240 million to $125 million.  As of the date of, and after giving effect to, the Borrowing Base Redetermination, the aggregate principal amount of the advances currently outstanding under the Credit Facility plus the aggregate existing letter of credit exposure exceeds our borrowing base by approximately $114 million.  As a result, and pursuant to the terms of the Credit Facility, we are required to take one or more of certain actions to timely eliminate such deficiency, including to prepay such borrowing base deficiency (which prepayments may be made in six equal monthly installments) or to pledge additional oil and gas properties as collateral.

The Company intends to work with its lenders to eliminate its borrowing base deficiency and in connection therewith is evaluating all strategic alternatives, including a capital restructuring. The Company has retained the investment banking firm Parkman Whaling LLC (“Parkman Whaling”) to further assist in an evaluation of its strategic alternatives for the Company. However, there is no assurance that the Company will be successful in pursuing any such alternatives.

The Company has also engaged Akin Gump Strauss Hauer & Feld LLP to act as the Company’s legal advisor in connection with its evaluation of various financial and strategic alternatives and to represent the Company generally in its ongoing corporate and securities matters as its primary outside counsel.

Item 8.01.                  Other Events.

The Board of Directors of the Company has selected Mr. David F. Work to be the Company’s lead director and the lead director role will no longer rotate among the respective chairs of the three standing committees of the Board of Directors.  In the role as lead director, Mr. Work will preside over the executive sessions of the Board of Directors’ non-management and independent directors and is also designated as the director to which communications to the non-management and independent directors is to be directed.  Mr. John W. Elias will remain Chairman of the Board, President and Chief Executive Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: January 14, 2009	By:	/s/ John W. Elias
John W. Elias
Chairman, President & Chief Executive Officer